As filed with the Securities and Exchange Commission on April 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_________________________________

CUI Global, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	5065	84-1463284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20050 SW 112th Avenue

Tualatin, Oregon 97062

(503) 612-2300

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Clough, President

CUI Global, Inc.

20050 SW 112th Avenue

Tualatin, Oregon 97062

(503) 612-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Michael T. Cronin, Esq. Johnson, Pope, Bokor, Ruppel & Burns, LLP 911 Chestnut Street, Clearwater, Florida 33756 Telephone: (727) 461-1818 Facsimile: (727) 462-0365 (Issuer's Counsel)	W. Morgan Burns Matthew Kuhn Faegre Baker Daniels LLP 90 South Seventh Street Minneapolis, Minnesota 55402 Telephone: (612) 766-7000 Facsimile: (612) 766-1600 (Underwriters’ Counsel)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-187059

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value per share	1,610,000	$4.81	$7,744,100	$1,056.30

Total				$1,056.30

(1) The Registrant is registering additional 1,610,000 shares of common stock pursuant to this Registration Statement. These shares are in addition to the 8,050,000 shares of Common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (Registration No. 333-187059).

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the high and low trading prices for the Registrant’s common stock as reported on the NASDAQ Stock Market on April 5, 2013.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 1,610,000 shares of Common Stock, par value $0.001 per share, of CUI Global, Inc., a Colorado corporation (the “Company”). This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-187059) (the “Original Registration Statement”), initially filed by the Company on March 6, 2013 and declared effective by the Securities and Exchange Commission on April 11, 2013.  Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Tualatin, State of Oregon, on April 11, 2013.

CUI Global, Inc.

By: _/s/ William J. Clough, Esq. ___	__/s/ Daniel N. Ford_____________
William J. Clough, Esq.,	Daniel N. Ford,
Chief Executive Officer, President	Chief Financial Officer and
Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

____________*____________	Director	April 11, 2013
Colton R. Melby

____________*____________	Chief Executive Officer,
William J. Clough	President, and Director	April 11, 2013

____________*____________	Director	April 11, 2013
Thomas A. Price

____________*____________	Director	April 11, 2013
Sean P. Rooney

____________*____________	Director	April 11, 2013
Corey Lambrecht

____________*____________	Director	April 11, 2013
Matthew M. McKenzie

BY:	/s/ William J. Clough, Esq.
William J. Clough Attorney-in-Fact

* Signed on individual’s behalf by attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description	Filing Method
5.1	Opinion of counsel regarding legality.	Filed herewith

23.1	Consent of Liggett, Vogt & Webb, P. A., Independent Registered Public Accounting Firm.	Filed herewith

23.2	Consent of Baker Tilly Virchow Krause, LLP, Independent Auditors.	Filed herewith

23.3	Consent of Counsel.	Included in Exhibit 5.1

24.1	Powers of Attorney	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended (File No. 333-333-187059), initially filed by the Company on March 6, 2013 and declared effective by the Securities and Exchange Commission on April 11, 2013.